Exhibit 99.1

Quest Diagnostics Reports Second Quarter 2023 Financial Results;
Updates Guidance for Full Year 2023

•Second quarter revenues of $2.34 billion, down 4.7% from 2022
•Second quarter reported diluted earnings per share ("EPS") of $2.05, up 4.6% from 2022; and adjusted diluted EPS of $2.30, down 2.5% from 2022
•Second quarter base business revenues of $2.30 billion, up 9.5% from 2022
•Full year 2023 revenues now expected to be between $9.12 billion and $9.22 billion; reported diluted EPS now expected to be between $7.52 and $7.92; and adjusted diluted EPS expected to be between $8.50 and $8.90

SECAUCUS, N.J., July 26, 2023 - Quest Diagnostics Incorporated (NYSE: DGX), the world's leading provider of diagnostic information services, announced today financial results for the second quarter ended June 30, 2023.

"We had strong base business performance in the second quarter, with nearly double digit revenue growth year over year," said Jim Davis, Chairman, CEO and President. "Demand for our services remained strong, boosted by the collaborations we have forged with health plans, hospitals and physicians amid a continued return to care. We are particularly encouraged by revenue growth in our base business of nearly ten percent from our health system customers."

"Also in the second quarter we made substantial progress improving the profitability of our base business compared to the first quarter and prior year, despite persistently high employee turnover, which weighs on productivity and increases costs."

Mr. Davis continued: "Our updated guidance reflects our expectations for revenue growth and improved profitability in the base business while we continue to operate in a tight labor market."

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Change	2023	2022	Change
	(dollars in millions, except per share data)
Reported:
Net revenues	$2,338	$2,453	(4.7)%	$4,669	$5,064	(7.8)%
Base business revenues (a)	$2,297	$2,098	9.5%	$4,509	$4,110	9.7%
COVID-19 testing revenues	$41	$355	(88.3)%	$160	$954	(83.2)%

Diagnostic Information Services revenues	$2,268	$2,384	(4.9)%	$4,527	$4,925	(8.1)%
Revenue per requisition			(4.9)%			(6.3)%
Requisition volume			0.2%			(1.8)%
Organic requisition volume			(0.3)%			(2.1)%
Operating income (b)	$348	$388	(10.1)%	$653	$901	(27.5)%
Operating income as a percentage of net revenues (b)	14.9%	15.8%	(0.9)%	14.0%	17.8%	(3.8)%
Net income attributable to Quest Diagnostics (b)	$235	$234	—%	$437	$589	(25.8)%
Diluted EPS (b)	$2.05	$1.96	4.6%	$3.83	$4.88	(21.5)%
Cash provided by operations	$444	$402	10.4%	$538	$882	(39.1)%
Capital expenditures	$104	$76	36.3%	$231	$139	65.8%

Adjusted (b):
Operating income	$389	$435	(10.4)%	$739	$989	(25.2)%
Operating income as a percentage of net revenues	16.7%	17.7%	(1.0)%	15.8%	19.5%	(3.7)%
Net income attributable to Quest Diagnostics	$263	$281	(6.8)%	$495	$673	(26.5)%
Diluted EPS	$2.30	$2.36	(2.5)%	$4.34	$5.58	(22.2)%
(a)Excludes COVID-19 testing.

(b)For further details impacting the year-over-year comparisons related to operating income, operating income as a percentage of net revenues, net income attributable to Quest Diagnostics, and diluted EPS, see note 2 of the financial tables attached below.

Updated Guidance for Full Year 2023

The company updates its Full Year 2023 guidance as follows:

	Updated Guidance		Prior Guidance
	Low	High	Low	High
Net revenues	$9.12 billion	$9.22 billion	$8.93 billion	$9.08 billion
Net revenues decrease	(7.7)%	(6.7)%	(9.6)%	(8.1)%
Base business revenues (a)	$8.92 billion	$9.02 billion	$8.78 billion	$8.88 billion
Base business revenues increase	5.8%	7.0%	4.2%	5.4%
COVID-19 testing revenues	Approximately $200 million		$150 million	$200 million
COVID-19 testing revenues decrease	(86.2)%		(89.7)%	(86.2)%
Reported diluted EPS	$7.52	$7.92	$7.52	$8.02
Adjusted diluted EPS	$8.50	$8.90	$8.45	$8.95
Cash provided by operations	At least $1.3 billion		At least $1.3 billion
Capital expenditures	Approximately $400 million		Approximately $400 million

(a) Excludes COVID-19 testing

Note on Non-GAAP Financial Measures

As used in this press release the term “reported” refers to measures under accounting principles generally accepted in the United States (“GAAP”). The term “adjusted” refers to non-GAAP operating performance measures that exclude special items such as restructuring and integration charges, amortization expense, excess tax benefits ("ETB") associated with stock-based compensation, costs associated with donations, contributions, and other financial support through Quest for Health Equity (our initiative with the Quest Diagnostics Foundation to reduce health disparities in underserved communities), gains and losses associated with changes in the carrying value of our strategic investments, and other items.

Non-GAAP adjusted measures are presented because management believes those measures are useful adjuncts to GAAP results. Non-GAAP adjusted measures should not be considered as an alternative to the corresponding measures determined under GAAP. Management may use these non-GAAP measures to evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe that these non-GAAP measures are useful to investors and analysts to evaluate our performance period over period and relative to competitors, as well as to analyze the underlying trends in our business and to assess our performance. The additional tables attached below include reconciliations of non-GAAP adjusted measures to GAAP measures.

Conference Call Information

Quest Diagnostics will hold its quarterly conference call to discuss financial results beginning at 8:30 a.m. Eastern Time today.  The conference call can be accessed by dialing 888-455-0391 within the U.S. and Canada, or 773-756-0467 internationally, passcode: 7895081; or via live webcast on our website at www.QuestDiagnostics.com/investor. We suggest participants dial in approximately 10 minutes before the call.

A replay of the call may be accessed online at www.QuestDiagnostics.com/investor or, from approximately 10:30 a.m. Eastern Time on July 26, 2023 until midnight Eastern Time on August 9, 2023, by phone at 888-566-0058 for domestic callers or 203-369-3035 for international callers. Anyone listening to the call is encouraged to read our periodic reports, on file with the Securities and Exchange Commission, including the discussion of risk factors and historical results of operations and financial condition in those reports.

About Quest Diagnostics

Quest Diagnostics empowers people to take action to improve health outcomes.  Derived from the world’s largest database of clinical lab results, our diagnostic insights reveal new avenues to identify and treat disease, inspire healthy behaviors and improve health care management.  Quest annually serves one in three adult Americans and half the physicians and hospitals in the United States, and our nearly 50,000 employees understand that, in the right hands and with the right context, our diagnostic insights can inspire actions that transform lives. www.QuestDiagnostics.com.

Forward Looking Statements

The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management’s current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, the complexity of billing, reimbursement and revenue recognition for clinical laboratory testing, changes in government regulations, changing relationships with customers, payers, suppliers or strategic partners and other factors discussed in the company's most recently filed Annual Report on Form 10-K and in any of the company's subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including those discussed in the “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those reports.

For further information: Denny Moynihan, Quest Diagnostics (Media): 973-520-2800, Shawn Bevec, Quest Diagnostics (Investors): 973-520-2900

This earnings release, including the attached financial tables, is available online in the Newsroom section at www.QuestDiagnostics.com.
ADDITIONAL TABLES FOLLOW

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2023 and 2022
(in millions, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net revenues	$2,338	$2,453	$4,669	$5,064

Operating costs and expenses and other operating income:
Cost of services	1,546	1,611	3,106	3,257
Selling, general and administrative	416	422	855	847
Amortization of intangible assets	28	27	54	54
Other operating expense, net	—	5	1	5
Total operating costs and expenses, net	1,990	2,065	4,016	4,163

Operating income	348	388	653	901

Other income (expense):
Interest expense, net	(37)	(36)	(72)	(73)
Other income (expense), net	6	(29)	13	(53)
Total non-operating expense, net	(31)	(65)	(59)	(126)

Income before income taxes and equity in earnings of equity method investees	317	323	594	775
Income tax expense	(75)	(77)	(140)	(187)
Equity in earnings of equity method investees, net of taxes	7	4	12	35
Net income	249	250	466	623
Less: Net income attributable to noncontrolling interests	14	16	29	34
Net income attributable to Quest Diagnostics	$235	$234	$437	$589

Earnings per share attributable to Quest Diagnostics’ common stockholders:
Basic	$2.08	$2.00	$3.88	$4.97

Diluted	$2.05	$1.96	$3.83	$4.88

Weighted average common shares outstanding:
Basic	112	117	112	118

Diluted	114	119	114	120

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Balance Sheets
June 30, 2023 and December 31, 2022
(in millions, except per share data)
(unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$126	$315
Accounts receivable, net	1,235	1,195
Inventories	184	192
Prepaid expenses and other current assets	188	196
Total current assets	1,733	1,898
Property, plant and equipment, net	1,814	1,766
Operating lease right-of-use assets	611	585
Goodwill	7,733	7,220
Intangible assets, net	1,247	1,092
Investments in equity method investees	135	132
Other assets	152	144
Total assets	$13,425	$12,837

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,201	$1,396
Current portion of long-term debt	518	2
Current portion of long-term operating lease liabilities	156	153
Total current liabilities	1,875	1,551
Long-term debt	3,777	3,978
Long-term operating lease liabilities	508	489
Other liabilities	901	812
Redeemable noncontrolling interest	77	77
Stockholders’ equity:
Quest Diagnostics stockholders’ equity:
Common stock, par value $0.01 per share; 600 shares authorized as of both June 30, 2023 and December 31, 2022; 162 shares issued as of both June 30, 2023 and December 31, 2022	2	2
Additional paid-in capital	2,284	2,295
Retained earnings	8,566	8,290
Accumulated other comprehensive loss	(16)	(21)
Treasury stock, at cost; 50 and 51 shares as of June 30, 2023 and December 31, 2022, respectively	(4,587)	(4,673)
Total Quest Diagnostics stockholders’ equity	6,249	5,893
Noncontrolling interests	38	37
Total stockholders’ equity	6,287	5,930
Total liabilities and stockholders’ equity	$13,425	$12,837

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2023 and 2022
(in millions)
(unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income	$466	$623
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	219	213
(Credit) provision for credit losses	(1)	1
Deferred income tax benefit	(16)	(20)
Stock-based compensation expense	40	37
Other, net	1	33
Changes in operating assets and liabilities:
Accounts receivable	(38)	150
Accounts payable and accrued expenses	(156)	(201)
Income taxes payable	5	(4)
Other assets and liabilities, net	18	50
Net cash provided by operating activities	538	882

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(609)	(106)
Capital expenditures	(231)	(139)
Increase in investments and other assets	—	(6)
Net cash used in investing activities	(840)	(251)

Cash flows from financing activities:
Proceeds from borrowings	1,147	—
Repayments of debt	(828)	(1)
Purchases of treasury stock	—	(573)
Exercise of stock options	47	68
Employee payroll tax withholdings on stock issued under stock-based compensation plans	(28)	(27)
Dividends paid	(154)	(152)
Distributions to noncontrolling interest partners	(28)	(36)
Other financing activities, net	(43)	8
Net cash provided by (used in) financing activities	113	(713)

Net change in cash and cash equivalents and restricted cash	(189)	(82)
Cash and cash equivalents and restricted cash, beginning of period	315	872
Cash and cash equivalents and restricted cash, end of period	$126	$790

Cash paid during the period for:
Interest	$80	$78
Income taxes	$134	$182

Notes to Financial Tables

1)The computation of basic and diluted earnings per common share is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in millions, except per share data)
Amounts attributable to Quest Diagnostics' common stockholders:
Net income attributable to Quest Diagnostics	$235	$234	$437	$589
Less: earnings allocated to participating securities	1	1	2	2
Earnings available to Quest Diagnostics' common stockholders - basic and diluted	$234	$233	$435	$587

Weighted average common shares outstanding - basic	112	117	112	118
Effect of dilutive securities:
Stock options and performance share units	2	2	2	2
Weighted average common shares outstanding - diluted	114	119	114	120

Earnings per share attributable to Quest Diagnostics' common stockholders:
Basic	$2.08	$2.00	$3.88	$4.97
Diluted	$2.05	$1.96	$3.83	$4.88

2)The following tables reconcile reported GAAP results to non-GAAP adjusted results:

	Three Months Ended June 30, 2023
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (d)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$348	14.9%	$(75)	$7	$235	$2.05
Restructuring and integration charges (a)	7	0.3	(2)	—	5	0.05
Other (b)	6	0.3	(2)	—	4	0.04
Amortization expense	28	1.2	(7)	—	21	0.18
ETB	—	—	(2)	—	(2)	(0.02)
As adjusted	$389	16.7%	$(88)	$7	$263	$2.30

	Six Months Ended June 30, 2023
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (d)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$653	14.0%	$(140)	$12	$437	$3.83
Restructuring and integration charges (a)	26	0.5	(7)	—	19	0.17
Other (b)	6	0.1	(2)	—	4	0.04
Gains and losses on investments (c)	—	—	(1)	3	2	0.02
Amortization expense	54	1.2	(14)	—	40	0.35
ETB	—	—	(7)	—	(7)	(0.07)
As adjusted	$739	15.8%	$(171)	$15	$495	$4.34

	Three Months Ended June 30, 2022
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (d)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$388	15.8%	$(77)	$4	$234	$1.96
Restructuring and integration charges (a)	12	0.5	(3)	—	9	0.08
Other (b)	8	0.3	(2)	—	6	0.05
Gains and losses on investments (c)	—	—	(5)	9	16	0.13
Amortization expense	27	1.1	(7)	—	20	0.17
ETB	—	—	(4)	—	(4)	(0.03)
As adjusted	$435	17.7%	$(98)	$13	$281	$2.36

	Six Months Ended June 30, 2022
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (d)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$901	17.8%	$(187)	$35	$589	$4.88
Restructuring and integration charges (a)	24	0.5	(6)	—	18	0.15
Other (b)	10	0.2	(3)	—	7	0.06
Gains and losses on investments (c)	—	—	(9)	9	28	0.23
Amortization expense	54	1.0	(14)	—	40	0.33
ETB	—	—	(9)	—	(9)	(0.07)
As adjusted	$989	19.5%	$(228)	$44	$673	$5.58

(a)For both the three and six months ended June 30, 2023, the pre-tax impact represents costs primarily associated with workforce reductions and integration costs incurred in connection with further restructuring and integrating our business. For both the three and six months ended June 30, 2022, the pre-tax impact represents costs primarily associated with workforce reductions, systems conversions and integration costs incurred in connection with further restructuring and integrating our business. The following table summarizes the pre-tax impact of restructuring and integration charges on our consolidated statements of operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(dollars in millions)
Cost of services	$—	$4	$10	$7
Selling, general and administrative	7	8	16	17
Operating income	$7	$12	$26	$24

(b)For both the three and six months ended June 30, 2023, the pre-tax impact primarily represents the impairment of a corporate facility that is currently held for sale. For both the three and six months ended June 30, 2022, the pre-tax impact primarily represents a loss associated with the increase in the fair value of the contingent consideration accruals associated with previous acquisitions, and costs associated with donations, contributions and other financial support through Quest for Health Equity. The following table summaries the pre-tax impact of these other items on our consolidated statements of operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(dollars in millions)
Selling, general and administrative	$6	$2	$6	$4
Other operating expense, net	—	6	—	6
Operating income	$6	$8	$6	$10

(c)For all periods presented, the pre-tax impact represents gains and losses associated with changes in the carrying value of our strategic investments. The following table summarizes the pre-tax impact of gains and losses on investments on our consolidated statements of operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(dollars in millions)
Other income (expense), net	$—	$12	$—	$28

Equity in earnings of equity method investees, net of taxes	$—	$9	$3	$9

(d)For restructuring and integration charges, gains and losses on investments, other items and amortization expense, income tax impacts, where recorded, were primarily calculated using combined statutory income tax rates of 25.5% for both 2023 and 2022.

3)The outlook for adjusted diluted EPS represents management’s estimates for the full year 2023 before the impact of special items. Further impacts to earnings related to special items may occur throughout 2023. Additionally, the amount of ETB is dependent upon employee stock option exercises and our stock price, which are difficult to predict. The following table reconciles our 2023 outlook for diluted EPS under GAAP to our outlook for adjusted diluted EPS:

	Low	High
Diluted EPS	$7.52	$7.92
Restructuring and integration charges (a)	0.35	0.35
Amortization expense (b)	0.72	0.72
Other (c)	0.04	0.04
Gains and losses on investments (d)	0.02	0.02
ETB	(0.15)	(0.15)
Adjusted diluted EPS	$8.50	$8.90

(a)Represents estimated pre-tax charges of $53 million primarily associated with workforce reductions and integration costs incurred in connection with further restructuring and integrating our business. Income tax benefits were calculated using a combined statutory income tax rate of 25.5%.

(b)Represents estimated pre-tax amortization expenses of $110 million. Income tax benefits were calculated using a combined statutory income tax rate of 25.5%.

(c)Primarily represents an impairment charge for a corporate asset that is currently held for sale. Income tax benefits were calculated using a combined statutory income tax rate of 25.5%.

(d)Represents $3 million of pre-tax losses associated with changes in the carrying value of our strategic investments. Income tax impacts were calculated using a combined statutory income tax rate of 25.5%.